RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 INFORMAX, INC.

                            (UNDER SECTION 245 OF THE

                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)

                  INFORMAX, INC. (the "Corporation"), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does, by its President, attested to by its Secretary, under its corporate seal, hereby certify that:

I. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 24, 1990. A Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 21, 1999. A Certificate of the Designations, Powers, Preferences and Rights of the Series A Preferred Stock of the Corporation was filed with the
         Secretary of State of the State of Delaware on June 22, 1999. A Certificate of Correction of the Corporation was filed with the Secretary of State of the State of Delaware on June 24, 1999. A Second Restated Certificate of Incorporation was filed with the Secretary of State on August 16, 2000. An Amendment to the Certificate of Incorporation was filed with the Secretary of State on July 11, 2000.

II. This Restated Certificate of Incorporation amends and restates the Certificate of Incorporation by deleting from such Certificate of Incorporation all of the provisions thereof (including, without limitation, the Certificate of the Designations, Powers and Preferences of the Corporation's Preferred Stock) and substituting in lieu of such provisions the text of the Restated Certificate of Incorporation set forth in Article VIII hereof.

III. Pursuant to Section 141, 242 and 245 of the DGCL, at a Special Meeting of the Board of Directors of the Corporation held on September 8, 2000, the Board of Directors of the Corporation deemed it advisable and in the best interests of the Corporation to amend and restate in its entirety the Certificate of Incorporation of the Corporation, as set forth in this Restated Certificate of Incorporation, and directed that this Restated Certificate of Incorporation be submitted for consideration and action thereon by the Stockholders of the Corporation.

IV. Pursuant to Sections 228, 242 and 245 of the DGCL, by written consent in lieu of a Special Meeting of the Holders of Common Stock of the

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         Corporation dated as of September 8, 2000, the holders of a majority of the outstanding shares of Common Stock of the Corporation entitled to vote thereon voted in favor of, approved and adopted this Restated Certificate of Incorporation, including the text set forth in Article VIII hereof. Prompt notice of the taking of the aforesaid corporation action without a meeting by less than unanimous written consent will be given, in accordance with Section 228 of the DGCL, to the stockholders of the Corporation who have not consented in writing to such action.

V. Pursuant to Sections 228, 242 and 245 of the DGCL, by unanimous written consent in lieu of a Special Meeting of the Holders of Preferred Stock of the Corporation dated as of September 8, 2000, the holders of all of the outstanding shares of Preferred Stock of the Corporation entitled to vote thereon voted in favor of, approved and adopted this Restated Certificate of Incorporation, including the text set forth in Article VIII hereof.

VI. Pursuant to Sections 228, 242 and 245 of the DGCL, by written consent in lieu of a Special Meeting of the Holders of Common Stock of the Corporation and the Holders of Preferred Stock of the Corporation dated as of September 8, 2000, the holders of a majority of the outstanding shares of Common Stock and Preferred Stock of the Corporation entitled to vote thereon voted in favor of, approved and adopted this Restated Certificate of Incorporation, including the text set forth in Article VIII hereof. Prompt notice of the taking of the aforesaid corporate action without a meeting by less than unanimous written consent will be given, in accordance with Section 228 of the DGCL, to the stockholders of the Corporation who have not consented in writing to such action.

VII.     The text of the  Restated  Certificate  of  Incorporation  set forth in
         Article VIII hereof was duly adopted by the Board of Directors, by the holders of a majority of the outstanding shares of Common Stock of the Corporation, by the holders of all of the outstanding shares of Preferred Stock of the Corporation and by the holders of a majority of the outstanding shares of Common Stock and Preferred Stock of the Corporation, each as entitled to vote thereon in accordance with the provisions of Sections 141, 228, 242 and 245 of the DGCL.

VIII. The text of the Certificate of Incorporation of the Corporation is hereby restated by this Restated Certificate of Incorporation, to read in full as follows:


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



                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 INFORMAX, INC.

ARTICLE 1.                 NAME.

                           The  name  of  the   corporation   (hereinafter   the
"Corporation") is:

                           InforMax, Inc.


ARTICLE 2.                 REGISTERED OFFICE AND AGENT.

                           The address of the Corporation's registered office in
the State of Delaware is 1209 Orange Street, in the City of Wilmington, Delaware 19801, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

ARTICLE 3.                 PURPOSE AND POWERS.

                           The nature of the Corporation's  business, or objects
or purposes to be transacted, promoted or carried on are to produce and market software, and to engage in any other lawful activity for which corporations may be organized under the General Corporation Law of Delaware (the "DGCL"). The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

ARTICLE 4.                 CAPITAL STOCK.

                  4.1      AUTHORIZED SHARES.

                           The total  number of shares of all  classes  of stock
that the Corporation shall have the authority to issue is One Hundred Twenty Million (120,000,000), of which One Hundred Million (100,000,000) of such shares shall be Common Stock, all of one class, having a par value of $0.001 per share ("Common Stock"), and Twenty Million (20,000,000) of such shares shall be Preferred Stock, having a par value of $0.01 per share ("Preferred Stock").

                  4.2      COMMON STOCK.

                           4.2.1    RELATIVE RIGHTS.

                           The  Common  Stock  shall  be  subject  to all of the
rights,  privileges,  preferences  and priorities of the Preferred  Stock as set


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

forth in the certificate of designations filed to establish the respective series of Preferred Stock. Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.

                           4.2.2    DIVIDENDS.

                           Whenever  there shall have been paid, or declared and
set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

                           4.2.3    DISSOLUTION, LIQUIDATION, WINDING UP.

                           In the  event  of any  dissolution,  liquidation,  or
winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

                           4.2.4    VOTING RIGHTS.

                           Each  holder  of  shares  of  Common  Stock  shall be
entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders.

                  4.3      PREFERRED STOCK

                           The Board of  Directors  is  authorized,  subject  to
limitations   prescribed  by  the  Delaware  General  Corporation  Law  and  the


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

provisions of this Certificate of Incorporation, to provide, by resolution or resolutions from time to time and by filing a certificate of designations pursuant to the Delaware General Corporation Law, for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, to fix the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and to fix the qualifications, limitations or restrictions thereof.

                  4.4      SPECIAL MEETINGS.

                           Special meetings of the stockholders, for any purpose
or purposes, unless otherwise prescribed by statute, may be called by (a) the President of the Corporation; (b) the Chairman of the Board of Directors; and
(c) a majority of the Board on its own behalf.


                  4.5      ACTION WITHOUT A MEETING.

                           Pursuant to DGCL  Section  228,  stockholders  of the
Corporation shall not be entitled to act by written consent in lieu of a vote of such holders at an annual or special meeting of such holders.

ARTICLE 5.                 BOARD OF DIRECTORS.

                  5.1      NUMBER; ELECTION.

                           The number of directors of the  Corporation  shall be
such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation; provided, however, that the number of directors which shall constitute the whole Board shall not be fewer than three
(3) nor more than fifteen (15). The directorships (i.e., the particular seats on the Board) shall be classified into three classes (designated as Class I, Class II and Class III) as nearly equal in number as possible. Notwithstanding the foregoing, each director shall hold office until such director's successor is duly elected and qualified or until such director dies, resigns or is removed. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until any such director dies, resigns or is removed. Except as otherwise provided by statute, this Certificate of Incorporation or the Bylaws of the Corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot.


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

                           With   respect  to  newly   created   or   eliminated
directorships resulting from an increase or decrease, respectively, in the number of directors, the Board shall determine and designate to which class of directorships each director belongs, but in no case shall a decrease in the number of directors shorten the term of an incumbent director.

                  5.2     MANAGEMENT OF BUSINESS AND AFFAIRS OF THE CORPORATION.

                           The business and affairs of the Corporation  shall be
managed by or under the direction of the Board. Except as otherwise provided in this Certificate of Incorporation, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board.

                  5.3      VACANCIES; RESIGNATION; REMOVAL.

                           Vacancies and newly created  directorships  resulting
from any increase in the number of directors constituting the whole Board may be filled only by the affirmative vote of a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of this Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by the affirmative vote of a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director so chosen shall hold office until the next election of directors of the class to which such director was appointed, and until such director's successor is elected and qualified, or until the director's earlier death, resignation or removal.

                           A director may resign at any time upon written notice
to the Corporation, and the resignation shall take effect at the time it specifies, without any need for acceptance by the Board. In the event that one or more directors resigns from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, with the vote thereon to take effect when such resignation or resignations becomes effective. Directors may only be removed for cause upon the affirmative vote of at least two-thirds of the entire voting power of all the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE 6.                 LIMITATION OF LIABILITY.

                           No director of the Corporation shall be liable to the
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit


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

the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article 6 shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

ARTICLE 7.                 COMPROMISE OR ARRANGEMENTS.

                           Whenever a  compromise  or  arrangement  is  proposed
between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE 8.                 AMENDMENT OF BYLAWS.

                           In  furtherance  and not in  limitation of the powers
conferred by the Delaware General Corporation Law, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation.


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

ARTICLE 9.           RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION.

                           The  Corporation  reserves the right at any time, and
from time to time, to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this
Article 9.


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



                  IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed under the seal of this Corporation this _________ day of ______, 2000.

WITNESS: INFORMAX, INC.


By:                                 By:
   -------------------------            -------------------------------------
     Joseph Lehnen                      Alexander Titomirov
     Chief Financial Officer            President and Chief Executive Officer





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